                                                                   EXHIBIT 10.13

                               November 18, 1997


Robert Tomasi
Best Internet Communications, Inc.
345 E. Middlefield Road
Mountain View, CA 94043


          Re: Leave of Absence


Dear Bob:

     This letter will formalize our agreement for you to take a six-month unpaid leave of absence ("LOA") commencing Monday, December 8, 1997 through and including June 5, 1998, the terms of which will include the following:

     1. Best Internet Communications, Inc. ("Best") will for the duration of the LOA, continue to provide full regular employee benefits per your Amended and Restated Key Employee Agreement with Best.

     2. Your Incentive Stock Options on 187,500 shares of Best Common Stock unvested at the commencement of your LOA will continue to vest during the LOA pursuant to Paragraph 5 of your Amended and Restated Key Employee Agreement. The options, if not exercised within 90 days of the commencement of the LOA, will become Non-statutory Options per the "Leaves of Absence" paragraph of your Incentive Stock Option Agreement.

     3. During the LOA you will make your best efforts successfully to complete the principal project in which you are currently engaged for Best.

     4. Except as modified by this letter agreement, your Amended and Restated Key Employee Agreement with Best will remain in full force and effect, including in particular the termination and "At Will" employment provisions of paragraph 11 thereof, except for the severance provisions thereof which will be deleted, and neither you nor

Robert Tomasi
November 18, 1997
Page 2

Best will be obligated in any way to recommence your employment with Best following the conclusion of the LOA.

     In consideration of the continuing benefits to you described above, you agree to the following:

      1.   Settlement and Release.
           ----------------------

           (a) You, for yourself your heirs, executors, administrators, assigns and successors, fully and forever release and discharge Best (the "Company"), its predecessors, successors, parents, subsidiaries, and its other affiliated entities, and all of the current and former officers, directors, agents, shareholders, employees or assigns of any such entities (referred to herein collectively as the "Releasees") from any and all liabilities, claims, demands, contracts, debts, obligations and causes of action of every nature, kind and description, in law, equity or otherwise, whether known or unknown, whether liquidated or unliquidated, whether absolute or contingent, which now or hereafter do or may exist, with respect to any matter arising out of, relating to or connected with any of the following:

                (i) your employment, including employment through the LOA and any separation from employment which might follow, the ("Separation"), with the Company or with any parent, subsidiary or affiliate of the Company,

                (ii) any termination of your employment or consulting arrangement, with the Company or with any parent, subsidiary or affiliate of the Company, and

                (iii) any actual or promised compensation or benefit other than provided herein that may be or that hereafter may become due or owing to you from the Company or any parent, subsidiary or affiliate of the Company.

           (b) Furthermore, you, for yourself, your heirs, executors, administrators, assigns and successors, covenant not to sue or otherwise institute or cause to be instituted or in any way actively participate in or voluntarily assist in (except at the Company's request) the prosecution of any legal or administrative proceedings against any of the Releasees with respect to any matter arising out of or relating to any liabilities, claims, demands, contracts, debts, obligations and causes of action released under the preceding sentence.

Robert Tomasi
November 18, 1997
Page 3


          (c) You understand and agree that in consideration of the foregoing, you are waiving any rights you may have had, now have, or in the future may have, to pursue any and all remedies available to you in any country, state, province or other jurisdiction in the world under any employment-related causes of action, including without limitation:

              (i) claims of wrongful discharge, defamation, emotional distress, breach of contract, breach of the covenant of good faith and fair dealing; and

              (ii) claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the 1964 Civil Rights Act, as amended, the Equal Pay Act of 1963, as amended; California Labor Code Section 1197.5, as amended; the Civil Rights Act of 1866, as amended; and any other laws and regulations relating to employment discrimination.

          (d) Notwithstanding any provision herein to the contrary, this Release shall not extend to any rights, claims or causes of action currently unknown to you hereafter arising with respect to your rights regarding future medical benefits arising under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or to any rights under this Agreement (such fights under COBRA and this Agreement described above being referred to herein collectively as the "Excluded Future Claims").

          (e) You expressly waive any right to assert hereafter that any claims, demands, obligations or causes of action have, through ignorance or oversight, been omitted from the terms of this Agreement. You specifically intend to release both your known and unknown claims, and therefore expressly waive the provision of Section 1542 of the Civil Code of California, which provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

or of any other similar statute, law or regulation of any other jurisdiction that may be applicable hereto.

     2.   Return of Company Property. You represent and warrant that, to the
          --------------------------
best of your knowledge and belief you have returned to the custody of the Company all tangible property of the Company. In addition, notwithstanding that foregoing representation and warranty, if you discover that you have retained any tangible property of the Company, you shall promptly notify the Company thereof and take reasonable steps in accordance with the company's instructions to return such property to the Company.

Robert Tomasi
November 18, 1997
Page 4


     3.   Nonsolicitation of Best Employee's. You agree that you will not,
          ----------------------------------
during your LOA, any period of employment with Best and for three (3) years thereafter, directly or indirectly, solicit or entice any Best employee for alternative employment of any kind.

     4.   No Admissions.  It is understood and agreed that this Agreement has
          -------------
been reached in an effort to prevent future litigation arising from known and unknown claims and the execution of this Agreement shall not constitute or be deemed to be an admission that any bona fide claims exist or that any party hereto has engaged in any wrongdoing whatsoever.

     5.   Governing Law.  This Agreement is entered into in the State of
          -------------
California and shall be construed and interpreted in accordance with the laws of the State of California excluding its choice of law-rules,

     6.   Confidentiality of this Agreement.  You and the Company agree that
          ---------------------------------
neither of us will, without compulsion of legal process, disclose to others the terms of this settlement, the amounts referred to in this Agreement, the circumstances surrounding the LOA and any discontinuance of employment which might follow or the fact of the payment of benefits, except that you may disclose them to an attorney, accountants or other professional advisors to whom the disclosure is necessary to effect the purposes for which you have consulted such professional advisors and the Company may disclose them to its attorneys, accountants and other professional advisors and its officers and Board of Directors.

     7.   Material Inducements. You understand that the covenants contained in
          --------------------
this Agreement, including, without limitations, the covenant of nondisclosure, are material inducements to the Company for the making of this settlement.

     8.   No Defamation. Both parties agree to refrain from any false defamation
          -------------
of the other.

     9.   Voluntary and Informed Acceptance.  You hereby acknowledge that you
          ---------------------------------
have read and understand the foregoing Agreement and that you affix your signature hereto voluntarily and without coercion. You further acknowledge that you were given the opportunity by the Company to consult with an attorney of your own choosing concerning the terms and conditions contained in this Agreement, and that the waivers you have made herein are knowing, conscious and with full appreciation that you are forever foreclosed from pursuing any of the rights so waived.

     10.  Entire Agreement. This Agreement constitutes the entire understanding
          ----------------
of the parties with respect to the subject matter hereto and supersedes any and all prior, contemporaneous or subsequent statements, representations, agreements or understandings, whether oral or written, between the parties with respect hereto. This

Robert Tomasi
November 18, 1997
Page 5


Agreement shall inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties hereto. The terms of this Agreement may only be modified by a written instrument signed by you and an authorized officer of the Company.

     11.  Severability. If any term, clause or provision of this Agreement is
          ------------
construed to be or adjudged invalid, void or unenforceable, such term, clause or provision will be construed as severed from this Agreement, and the remaining terms, clauses and provisions will remain in full force and effect.

     12.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute one and the same instrument.

     13.  Legal Fees and Costs. In the event of any dispute concerning the
          --------------------
terms and conditions of this Agreement which is resolved only by formal dispute resolution proceedings such as arbitration or litigation, the prevailing party in such proceeding shall be entitled to the award of reasonable attorney fees and costs.

     14.  Acknowledgment of Opportunity to Consider and Consult
          -----------------------------------------------------
          Counsel; Notice of Seven Day Rescission Period.
          ----------------------------------------------

          (a) You hereby acknowledge that you have read and understand the foregoing Release and that you affix your signature hereto voluntarily and without coercion. You further acknowledge that you were given seven (7) days within which to consider such Release, that you were advised by the Company to consult with an attorney of your own choosing concerning the waivers continued in such Release, that you have had the opportunity to do so and that the waivers you have made herein are knowing, conscious and with full appreciation that you are forever foreclosed from pursuing any of the rights so waived.

          (b) YOU UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT (INCLUDING THE RELEASE AT SECTION 2, ABOVE) YOU HAVE THE RIGHT TO REVOKE IT AND THAT THIS AGREEMENT (AND SUCH RELEASE) SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AFTER THOSE SEVEN (7) DAYS.


     If you are agreeable to the foregoing, please execute and return the copy of this letter provided therefor and we will carry out our obligations hereunder in complete

Robert Tomasi
November 18, 1997
Page 6


satisfaction of all your interest and claims in Best Internet Communications, Inc., past, present or future.


                              Sincerely,

                              /s/ James R. Zarley

                              James R. Zarley
                              Chairman and CEO


AGREED TO:


/s/ Robert Tomasi
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Robert Tomasi